UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TAYLOR CAPITAL GROUP, INC.

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TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

2011 Annual Meeting of Stockholders

To Be Held May 12, 2011

Explanatory Note: The Proxy Statement of Taylor Capital Group, Inc. filed on April 12, 2011 (the “Proxy Statement”) includes reference to the Taylor Capital Group, Inc. 2011 Incentive Compensation Plan set forth as Appendix A to the Proxy Statement, which Appendix A is attached hereto.

Appendix A

Taylor Capital Group, Inc. 2011 Incentive Compensation Plan

1. Establishment and Purpose. Taylor Capital Group, Inc. (the “Company”) hereby adopts the Taylor Capital Group 2011 Incentive Compensation Plan (the “Plan”), subject to the approval of the Company’s shareholders. If approved by the Company’s shareholders at the Company’s annual meeting on May 12, 2011, the Plan will become effective as of such date (the “Effective Date”). Once effective, the Plan will replace and supersede the Taylor Capital Group 2002 Incentive Compensation Plan, as amended and restated as of June 12, 2008 (the “Prior Plan”). No awards will be granted under the Prior Plan after the Effective Date. Existing awards under the Prior Plan granted before the Effective Date will continue in effect in accordance with their terms. The Plan is intended to provide incentives which will attract and retain highly competent persons as officers, key employees and directors of the Company and its subsidiaries, by providing them opportunities to acquire Shares of the Company’s stock or to receive monetary payments based on the value of such Shares pursuant to the Awards that may be granted under the Plan.

2. Definitions. As used in the Plan, in addition to terms elsewhere defined in the Plan, the following terms shall have the meanings set forth below:

(a) “Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted hereunder between the Company and the Participant.

(b) “Award” means any Option (including Nonqualified Stock Options and Incentive Stock Options), Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Award.

(c) “Board”

means the Board of Directors of the Company.

(d) “Change in Control” means any of the following:

(i) A change in the ownership of the Company or the Bank. A change in the ownership of the Company or the Bank shall occur on the day that any one person, or more than one person acting as a Group, except for the Taylor Family, the Steans Family or any Group of which either the Taylor Family or the Steans Family is a member, acquires ownership of stock of the Company or the Bank that, together with all other stock held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company or the Bank.

(ii) A change in the effective control of the Company or the Bank. A change in the effective control of the Company or the Bank occurs on the earlier of the date that a majority of the members of the Board or the Bank’s Board of Directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board or the Bank’s Board of Directors prior to the date of the appointment or election; provided, however, that, if one person, or more than one person acting as a Group, is considered to effectively control the Company or the Bank, the acquisition of additional control of the Company or the Bank by the same person or persons is not considered a change in the effective control of the Company or the Bank.

(iii) A change in the ownership of a substantial portion of the Company’s or the Bank’s assets. A change in the ownership of a substantial portion of the Company’s or the Bank’s assets occurs on the date that any one person, or more than one person acting as a Group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person) assets from the Company or the Bank or the Bank that have a total Gross Fair Market Value (as defined below) equal to or more than fifty percent (50%) of the total Gross Fair Market Value of all of the assets of the Company or the Bank or the Bank immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company or the Bank or the Bank is not treated as a change in the ownership of such assets if the assets are transferred to:

(1) a stockholder of the Company or the Bank (immediately before the asset transfer) in exchange for or with respect to its stock; or

(2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company or the Bank.

For purposes of this definition of Change in Control, the following terms shall have the following meanings:

(w) “Bank” means Cole Taylor Bank

(x) “Group” and “Gross Fair Market Value” shall have the meanings assigned to those terms under the Treasury Regulations promulgated under Section 409A of the Code

(y) “Steans Family” shall mean Harrison I. Steans, Jennifer W. Steans, the spouses, descendants, or spouses of descendants of any one or more of the foregoing persons, any estates, trusts (including charitable remainder trusts), custodianships or guardianships formed or to be formed primarily for the benefit of any one or more of the foregoing persons, and any proprietorships, partnerships, limited liability companies, foundations or corporations controlled directly or indirectly by any one or more of the foregoing persons or entities.

(z) “Taylor Family” means (i) Iris Taylor and the Estate of Sidney J. Taylor, (ii) a descendant (or a spouse of a descendant) of Sidney J. Taylor and Iris Taylor, (iii) any estate, trust (including any charitable remainder trust), guardianship or custodianship formed or to be formed for the primary benefit of any individual described in (i) or (ii) above, and (iv) any proprietorship, partnership, limited liability company, foundation or corporation controlled directly or indirectly by one or more individuals or entities described in (i), (ii), or (iii) above.

(e) “Code” means the Internal Revenue Code of 1986 (and any successor thereto), as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

(f) “Committee” has the meaning set forth in Section 4.

(g) “Common Stock” means common stock, par value $.01 per share, of the Company.

(h) “Company” has the meaning set forth in Section 1.

(i) “Corporate Event” has the meaning set forth in Section 12(c).

(j) “Date of Grant” means (i) with respect to an Award other than Option or Stock Appreciation Right, the date on which the Committee grants the award; (ii) with respect to a Nonstatutory Stock Option or Stock Appreciation Right, the date on which the Committee completes the corporate action necessary to create a legally binding right constituting the Nonstatutory Stock Option or Stock Appreciation Right; or (iii) with respect to an Incentive Stock Option, the date on which the Committee completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Incentive Stock Option. With respect to any Incentive Award, the Committee may specify a future date on which the grant is to be granted or become effective. In no event shall a grant of an Incentive Stock Option become effective prior to the commencement of the Participant’s employment relationship with the Company.

(k) “Disability” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, Disability (or variations thereof) means, unless otherwise provided in the Agreement with respect to an Award, a condition that qualifies the Participant for benefits under the Company’s (or a subsidiary’s) long-term disability benefit plan. The Committee shall determine whether a Disability exists and the determination shall be conclusive.

(l) “Effective Date” has the meaning set forth in Section 1.

(m) “Exchange Act” means the Securities and Exchange Act of 1934, as amended, or any successors thereto, and the rules and regulations promulgated thereunder, all as shall be amended from time to time.

(n) “Fair Market Value” means, as of any applicable date, the closing sales price for one Share on such date as reported on the Nasdaq National Market or, if the foregoing does not apply, on such other market system or stock exchange on which the Company’s Common Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of a Share was reported on such date.

(o) “Incentive Stock Option” means an Option granted under Section 7 that is intended to meet the requirements of Code Section 422.

(p) “Nonqualified Stock Option” means an Option granted under Section 7 that is not intended to be an Incentive Stock Option.

(q) “Option” means an Incentive Stock Option or Non-Qualified Stock Option.

(r) “Participant” means a person selected by the Committee to participate in the Plan pursuant to Section 3.

(s) “Performance Award” means an Award granted pursuant to Section 11.

(t) “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code contained in Code Section 162(m)(4)(C) (including, to the extent applicable, the special provision for options thereunder).

(u) “Plan” has the meaning set forth in Section 1.

(v) “Prior Plan” has the meaning set forth in Section 1.

(w) “Repricing” means, with respect to an Option or Stock Appreciation Right, any of the following: (i) the lowering of the exercise price after the Date of Grant; (ii) the taking of any other action that is treated as a repricing under generally accepted accounting principles; or (iii) the cancellation of the Option or Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of the underlying Company Stock in exchange for any other Award or cash, unless the cancellation and exchange occurs in connection with a Corporate Event. Adjusting the number of Shares subject to an Award as provided in Section 12(a) due to a stock split, stock dividend, extraordinary cash dividend, or other similar change in capitalization shall not be deemed a Repricing for purposes of the Plan.

(x) “Restricted Stock” has the meaning set forth in Section 9.

(y) “Restricted Stock Unit” has the meaning set forth in Section 10.

(z) “Retirement” means either (i) the attainment of age 65 or (ii) the attainment of age 55 with at least ten years of service with the Company or its subsidiaries.

(aa) “Share” means a share of the Common Stock.

(bb) “Stock Appreciation Right” has the meaning set forth in Section 8.

3. Participants. Participants will consist of such officers and employees of the Company and its subsidiaries, members of the Board, and independent contractors providing consulting or advisory services to the Company and its subsidiaries, as the Committee, in its sole discretion, determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan; provided, however, that Options and SARs may only be granted to officers, employees, members of the Board or independent contractors performing services for the Company or a subsidiary that directly, or through one (1) or more intermediaries, is controlled by the Company and that would be treated as part of a single controlled group of corporations with the Company under Sections 414(b) and 414(c) of the Code if the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Code Sections 1563(a)(1), (2) and (3) and Treasury Regulation Section 1.414(c)-2. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Awards as granted to the Participant or any other Participant in any year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the amount, type and terms and conditions of their respective Awards.

4. Administration.

(a) Except for those powers expressly reserved for the Board, the Plan will be administered by the Compensation Committee of the Board or any subcommittee thereof appointed by the Board to administer the Plan (the “Committee”); provided, however, that any such Committee shall be comprised of two or more directors of the Company, each of whom shall qualify as an “outside director” for purposes of Rule 16b-3 of the Exchange Act, and Section 162(m) of the Code. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary or appropriate for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their legal representatives. No member of the Board, and no employee of the Company shall be liable for any act or failure to act hereunder, by any other Board member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

(b) The Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; provided, however, that the Committee shall not delegate its responsibilities for Awards granted to any Participant who is either subject to Section 16 of the Exchange Act, or who is currently or reasonably expected to become a “covered employee” within the meaning of Section 162(m) of Code. If administration is delegated by the Committee to any such person, as described above, the Committee may terminate all or any portion of such person’s authority under the Plan at any time and reinstate in the Committee all or any portion of the administration of the Plan. The Committee may delegate its authority to grant Awards to Participants other than a Participant who is subject to Section 16 of the Exchange Act, or who is currently or reasonably expected to become a “covered employee” within the meaning of Section 162(m) of Code, provided such delegation is in accordance with any requirements of applicable state law.

(c) The Committee shall have the power and authority to amend outstanding Awards under the Plan; provided, however, that, except as otherwise provided in the Plan, any such amendment that would reduce the amount of any outstanding Award or adversely change the terms or conditions thereof shall require the Participant’s consent. Notwithstanding the foregoing, the Committee may unilaterally amend Awards, without a Participant’s consent, as it deems appropriate to ensure compliance with applicable federal or state securities laws and to meet the requirements of the Code and applicable regulations or other generally applicable guidance thereunder.

(d) The Committee is prohibited from Repricing any Option or Stock Appreciation Right without the prior approval of the shareholders of the Company with respect to the proposed Repricing. No Option or Stock Appreciation Right may include provisions that “reload” the Option or Stock Appreciation Right upon exercise or that extend the term of an Option or Stock Appreciation Right beyond what is the maximum period specified in the Plan and/or Award Agreement.

(e) All determinations with respect to Awards made to non-employee directors of the Company, including without limitation the determination of whether or not to make the Award and all terms and conditions thereof, shall be made either by the Committee or, to the extent reserved by the Board, by those members of the Board who are not employees of the Company or any of its subsidiaries.

5. Types of Awards. Awards under the Plan may be granted in any one or a combination of (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, and (v) Performance Awards, each as described below. Each Award shall be made pursuant to a written agreement, certificate, resolution, or such other evidence approved by the Committee that sets forth the terms and conditions of the Awards granted.

6. Shares Reserved under the Plan.

(a) Subject to adjustment under Section 12 hereof, the number of Shares reserved for delivery under the Plan shall be the sum of (a) one million two hundred thousand (1,200,000) Shares, plus (b) the number of remaining Shares under the Prior Plan (i.e., not subject to outstanding Awards and not delivered out of Shares reserved thereunder) as of the Effective Date of this Plan, plus (c) the number of Shares that become available under the Prior Plan after the Effective Date of this Plan pursuant to forfeiture, termination, lapse or satisfaction of an Award in cash or property other than Shares. All shares available for issuance under the Plan may be issued as Incentive Stock Options.

(b) If there is a lapse, expiration, termination or cancellation of any Award granted under this Plan or the Prior Plan prior to the issuance of Shares in connection with such Award, or if any Award granted under this Plan or the Prior Plan is settled in cash or property other than Shares, those Shares may again be used for new Awards under the Plan. However, any Shares exchanged by a Participant as full or partial payment of the exercise price under any Option exercised under this Plan or the Prior Plan, and any Shares retained by the Company pursuant to a Participant’s tax withholding election, shall not be added to the Shares available for Awards under the Plan. The Committee shall determine the appropriate methodology for calculating the number of Shares available for issuance pursuant to the Plan.

(c) Notwithstanding any other provision of this Plan, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the assumption of outstanding Awards under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

(d) In the event that another corporation or business entity is being acquired by the Company, and the Company assumes outstanding employee stock options and/or stock appreciation rights and/or the obligations to make future grants of options or rights to employees of the acquired entity, the aggregate number of Shares available for Awards under this Plan shall be increased accordingly.

7. Options. Options will consist of awards from the Company, which will enable the holder to purchase a specific number of Shares, at set terms and at a fixed purchase price. The Committee will have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. Each Option shall be evidenced by a Agreement in such form and shall be subject to such terms and conditions as the Committee may approve from time to time, including without limitation the following:

(a) Exercise Price. Each Option granted hereunder shall have such per share exercise price as the Committee may determine at the Date of Grant; provided, however, that the per share exercise price for any Options awarded hereunder shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted.

(b) Payment of Exercise Price. The Option exercise price may be paid by check or, in the discretion of the Committee, by the delivery (or certification of ownership) of Shares of the Company then owned by the Participant. In the discretion of the Committee, if Shares are readily tradable on a national securities exchange or other market system at the time of Option exercise, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. In the discretion of the Committee, payment may also be made by directing the Company to withhold from the Shares otherwise issuable upon exercise of the Option, that number of Shares (valued at their Fair Market Value on the date of exercise) which satisfies all or any part of the exercise price.

(c) Exercise Period. Options granted under the Plan shall be exercisable at such times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that Options shall not be exercisable more than 10 years after the date they are granted. All Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its sole discretion set forth in the Agreement at the Date of Grant or as the Committee may determine at a later time, including but not limited to limitations on exercisability following termination of the Participant’s employment or service.

(d) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the Date of Grant. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all Option plans of the Company) shall not exceed $100,000. Incentive Stock Options may not be granted to any Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, unless the Option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such Option is prohibited by its terms after the expiration of five years from the date of grant of such Option.

(e) Redesignation as Nonqualified Stock Options. Options designated as Incentive Stock Options that fail to meet the requirements of Section 422 of the Code shall be redesignated as Nonqualified Stock Options automatically without further action by the Committee on the date of such failure to continue to meet the requirements of Section 422 of the Code.

(f) Limitation of Rights in Shares. The recipient of an Option shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the Shares subject thereto except to the extent that the Option shall have been exercised and, in addition, a certificate shall have been issued and delivered to the Participant.

(g) Individual Limitation on Number of Shares. The maximum number of Shares with respect to which Options may be granted during any calendar year to any one Participant under this Plan shall not exceed two hundred thousand (200,000) Shares, subject to adjustment as provided in Section 12.

8. Stock Appreciation Rights. Stock Appreciation Rights will consist of awards from the Company, which will entitle the holder to receive the appreciation (if any) in the Fair Market Value of the Shares subject thereto from the Date of Grant up to the date of exercise. The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of and without relation to Options. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

(a) Each Stock Appreciation Right will entitle the holder to elect to receive the appreciation in the Fair Market Value of the Shares subject thereto up to the date the right is exercised. Such appreciation shall be measured from not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Stock Appreciation Rights may be exercised by giving notice to the Company, specifying the number of Stock Appreciation Rights the Participant has elected to exercise. Payment of such appreciation shall be made in cash or in Common Stock, or a combination thereof, as set forth in the Agreement.

(b) Each Stock Appreciation Right will be exercisable at the time and to the extent set forth in the applicable Award Agreement, but no Stock Appreciation Right may be exercisable after the earlier of (i) the term of the related Option, if any, or (ii) ten years after the Date of Grant of the Stock Appreciation Right.

(c) The maximum number of Shares with respect to which Stock Appreciation Rights may be granted during any calendar year to any one Participant under this Plan shall not exceed two hundred thousand (200,000) Shares, subject to adjustment as provided in Section 12.

9. Restricted Stock.

(a) Restricted Stock will consist of awards of Shares to Participants as compensation for services to the Company, with or without cash consideration. Each award of Restricted Stock shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of Shares, restrictions requiring the forfeiture of Shares to the Company upon termination of the Participant’s employment or service with the Company or one of its subsidiaries prior to satisfying a prescribed vesting schedule, or conditions requiring that the Shares be earned in whole or in part upon the achievement of performance goals established by the Committee over a designated period of time. In the case of an award of Shares, the Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Shares covered by such an Award, and may also require that the stock certificates evidencing such Shares be held in custody until the restrictions thereon shall have lapsed.

(b) A Participant shall have, with respect to the Shares subject to a Restricted Stock award, all of the rights of a holder of Shares of the Company, including the right to receive dividends and to vote the Shares. Unless otherwise provided in the applicable Award Agreement, any stock dividend with respect to an Award of Restricted Stock shall be subject to the same restrictions as apply to the underlying Shares, and any cash dividend shall automatically be reinvested in additional shares of Restricted Stock (based on the Fair Market Value of the Common Stock on the date on which the cash dividend is paid), subject to the same restrictions as apply to the underlying Shares.

(c) Any service-based vesting period with respect to an Award of Restricted Stock shall not be less than three consecutive years in length and any performance-based vesting period with respect to an Award of Restricted Stock shall not be less than twelve consecutive months in length; provided, however, that the Committee may, in its discretion, provide in the Agreement that restrictions will lapse prior to the expiration of the service or performance period as a result of the Disability, death or Retirement of the Participant or the occurrence of a Change in Control.

(d) A Restricted Stock Award that is intended to qualify for the Performance-Based Exception shall be subject to the additional provisions of Section 11 below relating to Performance Awards that are intended to comply with the Performance-Based Exception.

10. Restricted Stock Units.

(a) Restricted Stock Units will consist of awards from the Company, which will entitle the holder to receive the Fair Market Value of the Shares subject to the Award at a specified future date or event. Each award of Restricted Stock Units shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, vesting conditions requiring the forfeiture of the Restricted Stock Units to the Company upon termination of the Participant’s employment or service with the Company or one of its subsidiaries prior to satisfying a prescribed vesting schedule, or conditions requiring that the Restricted Stock Units be earned in whole or in part upon the achievement of performance goals established by the Committee over a designated period of time.

(b) Payment of Restricted Stock Units shall be made in cash or in Common Stock, or a combination thereof, as set forth in the Agreement. Unless otherwise specified in the Agreement, payment of Restricted Stock Units shall be made on (or as soon as administratively practicable, but in any event within sixty (60) days, following) the applicable vesting date.

(c) The Committee may, in its discretion, award dividend equivalent rights with respect to an Award of Restricted Stock Units. Unless otherwise provided in the applicable Award Agreement, for an award of Restricted Stock Units which has dividend equivalent rights associated with it, any dividend equivalent shall be credited to the Participant as additional Restricted Stock Units, subject to the same restrictions as apply to the underlying Award. In the case of a cash dividend, the number of additional Restricted Stock Units shall be determined by dividing the amount of the dividend equivalent by the Fair Market Value of a Share on the date the dividend is paid.

(d) Any service-based vesting period with respect to an Award of Restricted Stock Units shall not be less than three consecutive years in length and any performance-based vesting period with respect to an Award of Restricted Stock Units shall not be less than twelve consecutive months in length; provided, however, that the Committee may, in its discretion, provide in the Agreement that vesting will be accelerated prior to the expiration of the service or performance period as a result of the Disability, death or Retirement of the Participant or the occurrence of a Change in Control.

(e) A Restricted Stock Unit Award that is intended to qualify for the Performance-Based Exception shall be subject to the additional provisions of Section 11 below relating to Performance Awards that are intended to comply with the Performance-Based Exception.

11. Performance Awards.

(a) Performance Awards may be granted to Participants at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each Participant. Performance Awards may take such form as may be determined by the Committee, including without limitation, cash, Options, awards of Shares, performance units and performance shares, or any combination thereof. Performance Awards may be awarded as short-term or long-term incentives. The Committee shall set performance goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the Participants, and may attach to such Performance Awards one or more restrictions. Except as otherwise provided in subsection (b) with respect to Awards intended to comply with the Performance-Based Exception, the Committee shall have the authority at any time to make adjustments to performance goals for any outstanding Performance Awards which the Committee deems necessary or desirable, unless at the time of establishment of such goals the Committee shall have precluded its authority to make such adjustments.

(b) Performance Awards under the Plan, to the extent intended to comply with the Performance-Based Exception, shall be made subject to the following terms and conditions:

(i) Such Awards shall be subject to attainment of an objectively determinable goal or goals pertaining to one or more of the following performance measures, as determined by the Committee: (i) earnings per share; (ii) net income or net operating income (before or after taxes and before or after extraordinary items); (iii) sales, revenues or expenses; (iv) cash flow return on investments which equals net cash flows divided by owners equity; (v) earnings before or after taxes; (vi) operating profits; (vii) gross revenues; (viii) gross margins; (ix) share price including, but not limited to, growth measures and total shareholder return; (x) economic value added, which equals net income or net operating income minus a charge for use of capital; (xi) operating margins; (xii) market share; (xiii) revenue growth; (xiv) cash flow; (xv) increase in customer base; (xvi) return on equity, assets, capital or investment, including return on average equity; (xvii) working capital; (xviii) net margin; (xix) deposits or deposit growth; (xx) customer satisfaction; or (xxi) market share or market share growth; provided that applicable performance measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, to the extent such provision does not cause such Award to cease to qualify for the Performance-Based Exception, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss, and without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such performance goals are established. Performance goals may be based upon Company-wide, subsidiary, divisional, project team, and/or individual performance. The Committee may use its discretion to decrease, but not increase, the amount payable under an Award intended to comply with the Performance-Based Exception.

(ii) Any such Performance Award shall be awarded not later than 90 days after the start of the applicable performance period to which the Award relates and shall be awarded prior to the completion of 25% of such period. All determinations regarding the achievement of any performance goals will be made by the Committee. The Committee shall certify in writing the extent, if any, to which the performance goals have been achieved.

(iii) The Committee may provide, in its discretion, for a Performance Award that is otherwise intended to comply with the Performance-Based Exception to be payable without regard to the attainment of the performance goals established with respect to the Award only in the event of a Participant’s death or disability, or the actual occurrence of a Change in Control.

(c) The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Performance Awards payable in cash awarded in any one fiscal year to any one Participant shall be $1,500,000, and the maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Performance Awards payable in Shares granted in any one fiscal year to any one Participant shall be three hundred thousand (300,000) Shares, subject to adjustment as provided in Section 12.

(d) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed by the Committee as set forth in the Agreement; provided, however, that unless otherwise provided in an Agreement, a Performance Award payable to a Participant for a performance period shall be paid in the calendar year immediately following the calendar year in which the performance period ends, but no later than March 15 of the calendar year immediately following the calendar year in which the performance period ends; provided, that except to the extent expressly otherwise required by a written agreement by and between the Participant and the Company, that the Participant is employed by the Company on the date such performance period ends. Except to the extent expressly otherwise required by a written agreement by and between the Participant and the Company, if a Participant is not employed with the Company on the date such performance period ends, such Performance Award shall be forfeited.

12. Adjustment Provisions.

(a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other securities or property), stock split or combination, forward or reverse merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of Shares of outstanding Restricted Stock or relating to any other outstanding Award in connection with which Shares are subject, and (e) the number of Shares with respect to which Awards may be granted to a Grantee; provided, in each case, that with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Incentive Stock Option to fail to continue to qualify under Section 424(a) of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b) Notwithstanding Section 12(a), any adjustments made pursuant to Section 12(a) shall be made in such a manner as to ensure that after such adjustment, the Awards continue not to be deferred compensation subject to Code Section 409A (or if such Awards are already subject to Code Section 409A, so as not to give rise to liability under Code Section 409A).

(c) In the event the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation (or a reverse merger in which the Company is the surviving corporation, but in which the Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise), a transaction that results in the acquisition of a majority of the outstanding Shares by a single person or group, or a sale or transfer of substantially all of the Company’s assets occurs (in any such case, a “Corporate Event”), then the Committee may take any actions with respect to outstanding Awards as it deems appropriate, consistent with applicable provisions of the Code and any applicable federal or state securities laws.

(d) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and its determination shall be conclusive and binding on all persons and for all purposes.

13. Nontransferability. Each Award granted under the Plan to a Participant shall, unless otherwise set forth in the written Award, not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of a Participant’s Disability, by the Participant’s personal representative. In the event of the death of a Participant, exercise of any Award or payment with respect to any Award shall be made only by or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the benefit shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee and subject to applicable securities registration requirements, a grant of an Option may permit the transfer thereof by the Participant solely to members of the Participant’s immediate family or trusts or family partnerships or limited liability companies for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

14. Other Provisions. Subject to applicable law, Awards under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under Stock Options, provisions for the installment exercise of Stock Appreciation Rights, provisions to assist the Participant in financing the acquisition of Common Stock, provisions for the acceleration of exercisability or vesting and/or early termination of Awards in the event of a change of control of the Company, provisions for the payment of the value of Awards to Participants in the event of a change of control of the Company, provisions for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Award, provisions to comply with Federal and State securities laws, or understandings or conditions as to the Participant’s employment in addition to those specifically provided for under the Plan.

15. Tenure. A Participant’s right, if any, to continue to serve the Company as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, nor shall this Plan in any way interfere with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

16. Withholding. All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. The Committee may, in its discretion and subject to such rules as it may adopt, permit an optionee or award or right holder to pay all or a portion of the minimum required federal, state and local withholding taxes arising in connection with (a) the exercise of a Stock Option or a Stock Appreciation Right or (b) the receipt or vesting of a Restricted Stock award or a Performance Award, by electing to have the Company withhold Shares having a Fair Market Value equal to the amount to be withheld.

17. Section 409A of the Code. No Award granted pursuant to this Plan is intended to constitute “deferred compensation” as defined in Section 409A of the Code, and the Plan and the terms of all Awards shall be interpreted accordingly; provided, however, in the event that the Committee determines that any amounts payable hereunder may be taxable to a Participant under Code Section 409A prior to the payment and/or delivery to such Participant of such amount, the Company may, in its sole discretion, (i) adopt such amendments to the Plan and/or an Agreement, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Code Section 409A. The Company and its subsidiaries make no guarantees to any person regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Participant (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under Code Section 409A or otherwise to be imposed, then the Participant (or his or her beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Participant (or his or her beneficiaries, as applicable) for any such additional taxes, fines or penalties. Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

18. Duration, Amendment and Termination. This Plan shall terminate upon the earlier of a termination by the Board, or at such time as there shall be no remaining Shares available for grant hereunder, or May 10, 2021. The Board may amend the Plan from time to time or terminate the Plan at any time, subject to any requirement of shareholder approval required by applicable law, regulation, or stock exchange rule. The Board may unilaterally amend the Plan as it deems appropriate to ensure compliance with applicable federal or state securities laws and to meet the requirements of the Code and applicable regulations or other generally applicable guidance thereunder. Except as provided in the preceding sentence, no action authorized by this Section 18 shall reduce the amount of any outstanding Award or adversely change the terms or conditions thereof without the Participant’s consent.

19. Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Illinois (regardless of the law that might otherwise govern under applicable Illinois principles of conflict of laws).

20. Shareholder Approval. The Plan was adopted by the Board on May 10, 2011, and shall become effective upon the date on which it is approved by the shareholders of the Company.

21. Securities Law Compliance. If at any time on or after the Effective Date, the requirements of any applicable federal or state securities laws should fail to be met, no shares of Common Stock shall be issued under Awards and no Options or Stock Appreciation Rights shall be exercisable until the Committee has determined that these requirements have again been met.

The Committee may, without having to obtain the consent of any Participant, suspend the right to exercise an Option or Stock Appreciation Rights at any time when it determines that allowing the exercise and issuance of Company Stock would violate any federal or state securities or other laws, and may provide that any time periods to exercise the Option or Stock Appreciation Rights are extended during a period of suspension.

22. TARP Compliance. The Plan and any Awards granted under the Plan are intended to be, and shall be, subject to all applicable executive compensation and corporate governance requirements of Section 111 of the Emergency Economic Stabilization Act of 2008, as amended, with respect to the U.S. Treasury Department’s Troubled Asset Relief Program (TARP), and any Treasury regulations or other guidance with respect thereto, for as long as the Company continues to have outstanding obligations under the TARP, and for any required periods thereafter. Notwithstanding any provision of the Plan or any Agreement to the contrary, if any provision of the Plan or any Agreement could violate any TARP requirement, the Committee may, in its sole discretion and without the Participant’s consent, (i) modify such provision or (ii) limit or restrict the Participant’s rights under such provision to the extent it deems appropriate to comply with the TARP requirement.